EXHIBIT 23.2


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO WHOM IT MAY CONCERN:

The firm of Tauber and Balser, P.C. hereby consents to the incorporation by reference in the foregoing Post Effective Amendment to the Registration Statement on Form S-8 of our Transition Report dated April 9, 2003 relating to the financial statements of Dicut, Inc. for the nine months ended December 31, 2002 on Form 10-KSB/A filed with the US Securities and Exchange Commission, and to all references to our firm included in this Registration Statement.

/s/ Tauber & Balser, P.C.
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Tauber and Balser, P.C.
Certified Public Accountants
3340 Peachtree Road, N.E., Suite 250
Atlanta, Georgia 30326

February 10, 2004